EXHIBIT 23.1



                       Consent of Independent Accountants




We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement of Form S-3 of our report dated March 18, 1998, which appears on page 32 of the Annual Report on Form 10-KSB/A of Acrodyne Communications, Inc., for the year ended December 31, 1997.


PRICE WATERHOUSE LLP


Philadelphia, PA
April 9, 1998